UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2005
INTERNATIONAL DEBT EXCHANGE ASSOCIATES, INC. (Exact name of registrant as specified in its charter)
Texas (State or other jurisdiction of incorporation)	000-50431 (Commission File Number)	33-0034926 (IRS Employer Identification No.)
7531 Aberdon Road, Dallas, Texas (Address of principal executive offices)		75252 (Zip Code)
Registrant’s telephone number, including area code 972-735-9064
None (Former name or former address, changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the followings provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.  .

On September 14, 2005, the Shareholders approved a 45:1 reverse stock split.  Following the completion of the reverse stock split, the Corporation will have approximately 345,940,778 shares issued and outstanding.

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

On September 14, 2005, Kenneth Graham and Linda Graham resigned as directors of the Corporation, and simultaneously elected Con Unerkov to Chairman of the Board, and Cecil Ho Te Hwai to the Board of Directors of the Corporation.

On September 14, 2005, Kenneth Graham resigned as President and Treasurer of the Corporation; and Linda Graham has resigned as Vice-President and Secretary of the Corporation.  Simultaneously, Con Unerkov was appointed President; and Cecil Ho Te Hwai was appointed Secretary and Treasurer of the Corporation.

On September 15, 2005, Mr. Cecil Ho Te Hwai resigned as directors of the Corporation, and simultaneously elected Mr. Alex Ho Te Heng to the Board of Directors of the Corporation.

On September 15, 2005, Mr. Cecil Ho Te Hwai resigned as the Secretary and Treasurer of the Corporation.  Simultaneously, Mr. Alex Ho Te-Heng was appointed Secretary and Treasurer of the Corporation.

Con Unerkov - Mr. Unerkov is a graduate of the University of South Australia with a Bachelor of Applied Science in Computer Studies.  Mr. Unerkov has held both senior management and consulting roles in a wide range of industries such as Telecommunications, Banking and Finance, Transport and Government.  Mr. Unerkov is currently the Chairman of Digital Link International Limited based in Hong Kong and is also the Chairman of Far East Gateway Japan Limited and Nessociet Inc.

Alex Ho Te Heng - Mr. Ho graduated from Operating Management of British Columbia Institute of Technology, Canada in 1978.  Mr. Ho worked as operational controller in the manufacturing industry in Richmond, Canada for over 10 years.

Mr. Ho took up a senior management position with a Thailand based travel service company dealing with China and Taiwan based corporations in late 1992. He has been working as Chief Executive Officer and now as the Vice-Chairman in a listed company for the past 6 years in Thailand.  Mr. Ho brings a wealth of experience in direct investment, international management and corporate finance.  Mr. Ho has extensive experience in property investment and development, direct investment in China, and corporate finance in Asia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Debt Exchange Associates, Inc.

(Registrant)

September 20, 2005

Date

Con Unerkov, President